UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2003

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21643 (Commission File No.)	43-1570294 (I.R.S. Employer Identification No.)

3172 Porter Drive

Palo Alto, California 94304

(Address of Principal Executive Offices, including Zip Code)

(650) 384-8500

(Registrant’s Telephone Number, including Area Code)

ITEM 5.    OTHER EVENTS

On August 8, 2003, we issued a press release stating that we, and certain of our officers and directors, have been named as defendants in a purported shareholder class action lawsuit alleging violations of federal securities laws. The plaintiff alleges that the defendants made statements concerning the company’s New Drug Application for Ranexa™, a drug for the potential treatment of chronic angina, which were misleading or contained material omissions, and the plaintiff seeks unspecified damages. The lawsuit alleges that these improper acts took place in the spring and summer of 2003. We believe the claims are meritless and will defend against them vigorously. However, we could be forced to incur material expenses in the litigation, and in the event there is an adverse outcome, our business could be harmed. As is typical in this type of litigation, we expect that additional lawsuits containing substantially similar allegations may be filed in the near future.

The foregoing description is qualified in its entirety by reference to our press release dated August 8, 2003, a copy of which is attached hereto as Exhibit 99.1.

Forward-Looking Statements.    This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future clinical or product development or financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology. These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits.

99.1	Registrant’s Press Release dated August 8, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2003	CV THERAPEUTICS, INC.

	By:	/s/ DANIEL K. SPIEGELMAN
Daniel K. Spiegelman Senior Vice President and Chief Financial Officer